KRAMER LEVIN NAFTALIS & FRANKEL LLP
Exhibit (i)(2)

February 25, 2013

North American Government Bond Fund, Inc.
666 Fifth Avenue, 11th Floor
New York, NY 10103

Re:	North American Government Bond Fund, Inc.
Post-Effective Amendment No. 31
File No. 33-53598; ICA No. 811-7292

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 31 to Registration Statement No. 33-53598 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP